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                                                                   EXHIBIT 23(a)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Response USA, Inc. on Form SB-2 of our report dated October 8, 1997 (January 9, 1998 as to the second to last paragraph of Note 16) appearing in the Prospectus, which is part of the Registration Statement on form SB-2 (Registration No. 333-37595) and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                                          DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

February 4, 1998